UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 14, 2022

Horizon Acquisition Corporation II

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39631	98-1553406
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Steamboat Road, Suite 200 Greenwich, CT	06830
(Address of principal executive offices)	(Zip Code)

(203) 298-5300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share, $0.0001 par value, and one-third of one redeemable Warrant	HZON.U	New York Stock Exchange
Class A Ordinary Shares	HZON	New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50	HZON WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 14, 2022, Horizon Acquisition Corporation II (the “Company”) received an e-mail from the New York Stock Exchange (the “NYSE”) stating that the NYSE was assessing the Company’s ability to meet the requirements of Section 802.01B of the NYSE’s Listed Company Manual. That Section requires a listed acquisition company to maintain an average aggregate global market capitalization attributable to its publicly held shares (a “public float”) over a consecutive 30 trading day period of at least $40,000,000. The e-mail referred to the redemptions of the Company’s Class A ordinary shares in connection with the recent extension of the deadline by which the Company must complete its initial business combination to September 30, 2023. The e-mail states that the Company’s public float appears to have fallen below the NYSE’s standard required by Section 802.01B.

The e-mail states that if the Company fails to comply with the NYSE’s continued listing standards, the NYSE expects that trading in the Company’s Class A ordinary shares, warrants and units would be suspended and de-listing proceedings would be commenced on November 28, 2022.

The Company is currently evaluating possible alternatives in light of that e-mail and has had a preliminary discussion with the NYSE in which the NYSE confirmed the foregoing timetable. Based on that discussion, the Company is currently focused primarily on the possibility of transitioning its listing to the NYSE American, which is part of the NYSE group of exchanges.

The listing standards of the NYSE American include a lower public float standard than that of the NYSE ($20,000,000 instead of $40,000,000). As part of satisfying the NYSE American listing standards, the Company believes that its sponsor, Horizon II Sponsor, LLC, would need to sell a small portion of the Class A ordinary shares owned by it to third parties. The Company and its sponsor are engaged in discussions with bankers and potential third party buyers relating to this alternative, and the Company intends to apply for a listing on the NYSE American on this basis.

There can be no assurance that the Company will be able to obtain an alternative listing on the NYSE American or otherwise or that the transition from the NYSE to the NYSE American, if it can be effected, can be effected without a time gap in being listed.

The foregoing actions and their consequences could affect the liquidity and value of the Company’s securities.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORIZON ACQUISITION CORPORATION II

By:	/s/ Todd Boehly
	Name:	Todd Boehly
	Title:	Chairman, Chief Executive Officer and Chief Financial Officer

Date: November 18, 2022